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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of IAC/InterActiveCorp of our report dated October 17, 2008, with respect to the consolidated financial statements and schedule of the IAC/InterActiveCorp, included in this Annual Report (Form 10-K/A Amendment No. 3) and any amendments thereto for the year ended December 31, 2007.

COMMISSION FILE NO.:
Form S-8, No. 333-53909
Form S-8, No. 333-03717
Form S-8, No. 333-18763
Form S-8, No. 333-48869
Form S-8, No. 333-48863
Form S-8, No. 333-57667
Form S-8, No. 333-65335
Form S-8, No. 333-34146
Form S-8, No. 333-37286
Form S-8, No. 333-37284
Form S-8, No. 333-105095
Form S-8, No. 333-101199
Form S-8, No. 333-105014
Form S-8, No. 333-105876
Form S-8, No. 333-104973
Form S-8, No. 333-110247
Form S-8, No. 333-118724
Form S-8, No. 333-127410
Form S-8, No. 333-127411
Form S-8, No. 333-124303
Form S-8, No. 333-146940

/s/ ERNST & YOUNG LLP

New York, New York
October 24, 2008

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm